Exhibit 10.12

CERTAIN MATERIAL (INDICATED BY ASTERISKS) HAS BEEN OMITTED FROM THIS DOCUMENT PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

MEE Agr No.

EXCLUSIVE LICENSE AGREEMENT

This Exclusive License Agreement, effective as of May 17, 2016 (“Effective Date”), is between the Massachusetts Eye and Ear Infirmary, a Massachusetts non-profit organization having a principal place of business at 243 Charles Street, Boston, Massachusetts 02114 and The Schepens Eye Research Institute, Inc., a Massachusetts non-profit organization having a principal place of business at 20 Staniford Street, Boston, Massachusetts 02114 (together known as “MEE”) and Selecta Biosciences, Inc., a Delaware corporation having a principal place of business at 480 Arsenal Street, Watertown, Massachusetts 02472 (“Licensee”).

Background

MEE is the owner of certain rights in technology as later defined, subject only to a royalty-free, nonexclusive license previously granted to the United States Government;

MEE desires to have the rights used to promote the public interest by granting a license;

Licensee has represented to MEE that it has the capabilities and/or experience to develop, produce, market and sell products utilizing technology that is similar to the technology that is the subject of this Agreement and has the financial capacity and the strategic commitment to facilitate the transfer of the technology for the public interest; and

Licensee desires to obtain a license to MEE’s rights and MEE is willing to grant a license upon the terms and conditions of this Agreement.

MEE and Licensee therefore agree as follows.

Article 1 — Definitions

The capitalized terms used herein shall have the meanings set forth below in this Article 1 unless otherwise expressly defined in this Agreement.

1.1                   “Affiliate” means any company, corporation or other business entity that is controlled by, controlling, or under common control with Licensee.  For this purpose “control” means direct or indirect beneficial ownership of at least fifty percent (50%) interest in the voting stock (or the equivalent) of the company, corporation or other business or having the right to direct, appoint or remove a majority of members of its board of directors (or their equivalents) or having the power to control the general management of the company, corporation or other business, by law or contract.

1.2                   “Agreement” means this Exclusive License Agreement, including all attached schedules.

1.3                   “Commercially Reasonable Efforts” means the level of efforts and resources (including the promptness with which such efforts and resources would be applied) consistent with the efforts and resources normally used by a similarly situated biotechnology company in the exercise of commercially reasonable business discretion relating to the manufacture, development or commercialization of a biopharmaceutical product with similar product characteristics that is of similar market potential at a similar stage of development or commercialization, taking into account issues of efficacy, safety, product profile, anticipated or approved labeling, present and future market potential, competitive market conditions, the proprietary position of the drug substance or product, the regulatory structure involved, and other key technical, legal, scientific, medical or commercial factors, and the profitability of the product.

1.4                   “Common” has the meaning set forth in Section 12.2.

1.5                   “Confidential Information” means any confidential or proprietary information furnished by one party (the “Disclosing Party”) to the other party (the “Receiving Party”) in connection with this Agreement, whether communicated in writing or orally or by any other method, including, without limitation, all specifications, know-how, trade secrets, technical information, drawings, software, models, business or financial information and patent applications pertaining to the Licensed Intellectual Property or a Licensed Product. All records and reports delivered by Licensee to MEE hereunder shall be the Confidential Information of Licensee. The terms of this Agreement shall be the Confidential Information of both parties.

1.6       “Field of Use” means all [***] ANC 80 AAV vector for gene augmentation therapies [***].

1.7                   “First Commercial Sale” means the initial transfer of a Licensed Product in a country following the receipt of Regulatory Approval from the relevant Regulatory Authority in such country by or on behalf of Licensee, an Affiliate or Sublicensee for cash or non-cash consideration to which a fair market value can be assigned for purposes of determining Net Sales.

1.8       “Licensed Gene Sequence” means [***].

1.9       “Licensed Gene Target” means (i) each Licensed Gene Sequence and (ii) [***].

1.10            “Licensed Intellectual Property” means the Patent Rights or Technical Information, individually or collectively.

1.11            “Licensed Process” means any process the practice of which would, but for the license granted in this Agreement, infringe a Valid Claim in the Patent Rights.

[***]  Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.
Confidential treatment has been requested with respect to the omitted portions.

1.12            “Licensed Product” means any product the sale or use of which would, but for the license granted in this Agreement, infringe a Valid Claim in the Patent Rights or any product [***].

1.13            [***].

1.14            “Net Sales” means the gross income derived by the Licensee, any Affiliate or any Sublicensee from the sales of Licensed Products to independent third party customers by the Licensee, such Affiliate or such Sublicensee, as applicable, in bona-fide arms-length transactions less the following deductions, which may not exceed reasonable and customary amounts in the biopharmaceutical industry in the country in which the transaction occurs:

[***].

Licensed Products are considered “sold” when billed, invoiced, or payment is received, whichever occurs first.

1.15            “Niche” has the meaning set forth in Section 12.2.

1.16            “Patent Rights” means United States provisional patent application no. [***] filed on [***] and [***].

1.17            “Phase I Study” means a study of a Licensed Product in humans designed to satisfy the requirements of 21 C.F.R. § 312.21(a), as amended from time to time, or the corresponding regulation in jurisdictions other than the United States.

1.18            “Phase I/II Study” means a study of a Licensed Product in humans that combines a Phase I Study and a Phase II Study into a single protocol to determine the maximum tolerable dose of the Licensed Product and to further evaluate safety and/or efficacy of such product.

1.19            “Phase II Study” means a study of a Licensed Product in humans, the principal purpose of which is a determination of safety and efficacy in the target patient population, which is prospectively designed to generate sufficient data that may permit commencement of pivotal clinical trials, or a similar clinical study prescribed by the relevant Regulatory Authority, from time to time, pursuant to applicable law or otherwise, including the trials referred to in 21 C.F.R. §312.21(b), as amended.

1.20            “Phase III Study” means a study of a Licensed Product in humans of the efficacy and safety of a product, which is prospectively designed to demonstrate statistically whether such product is effective and safe for use in a particular indication in a manner sufficient (alone or together with one or more other such studies) to file an application for Regulatory Approval for the product, as further defined in 21 C.F.R. § 312.21(c) (or the equivalent thereof outside the United States).

1.21            “Prevalence” has the meaning set forth in Section 12.2.

[***]  Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.
Confidential treatment has been requested with respect to the omitted portions.

1.22            “Rare” has the meaning set forth in Section 12.2.

1.23            “Regulatory Approval” means [***] of any Regulatory Authority that [***].

1.24            “Regulatory Authority” means any applicable supra-national, federal, national, regional, state, provincial, or local regulatory agencies, departments, bureaus, commissions, councils, or other government entities, including the U.S. Food and Drug Administration or any successor entity thereto (“FDA”) and the European Medicines Agency or any successor entity thereto (“EMA”), regulating or otherwise exercising authority with respect to the development, manufacture or commercialization of any Licensed Product in the Territory.

1.25            “Reserved Target Sequence” means [***]. For clarity, there shall be a maximum of [***] Reserved Target Sequences under this Agreement.

1.26            “Sublicense” means any agreement in which a Sublicensee receives a sublicense to some or all of the rights granted to Licensee under this Agreement.

1.27            “Sublicensee” means any natural person or legal entity, which is not an Affiliate, which receives a sublicense of some or all of the rights granted to Licensee under this Agreement.

1.28            “Substitute Reserved Target Sequence” means [***].

1.29            “Technical Information” means proprietary know-how or non-public research information owned by MEE and that MEE has legal right to convey that was discovered, invented or developed at MEE before the Effective Date by the inventors while they were performing research related to the Patent Rights but only to the extent that [***]

1.30            “Territory” means worldwide.

1.31            “Valid Claim” means (a) a claim of an issued and unexpired patent, which claim has not been revoked or held unenforceable, unpatentable or invalid by a decision of a court or other governmental agency of competent jurisdiction and that has not been abandoned, disclaimed, denied or admitted to be invalid or unenforceable through reissue, re-examination or disclaimer or otherwise, or (b) a claim of a patent application that has been pending less than [***] years from the date of filing of the earliest patent application from which such patent application claims priority, which claim has not been cancelled, withdrawn or abandoned or finally rejected by an administrative agency action from which no appeal can be taken.  For clarity, in the event that any pending claim of a patent application that does not meet the criteria under subpart (b) of this paragraph subsequently becomes an issued claim that would qualify under sub-part (a) of this paragraph, such claim, once it issues, shall be considered a Valid Claim under this definition.

[***]  Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.
Confidential treatment has been requested with respect to the omitted portions.

Article 2 — Grant of Licenses, Reserved Rights and Sublicensing

2.1                   License Grant.  Subject to all of the terms and conditions of this Agreement and the non-exclusive license granted to the United States government, MEE grants to Licensee an exclusive license under the Licensed Intellectual Property, with the right to grant sublicenses through multiple tiers, to make, have made, use, offer to sell, sell and import Licensed Products and to practice Licensed Processes in the Territory for the Field of Use.

The license will continue for the Term unless the grant is sooner terminated according to Article 8.  Upon expiration, but not termination, of this Agreement, the license will become irrevocable, perpetual, fully-paid and non-exclusive.

2.2                   Affiliates.  Licensee is entitled to extend its license under Section 2.1 to its Affiliates, consistent with all of the terms and conditions of this Agreement.  If Licensee does extend its license and an Affiliate assumes obligations under the Agreement, Licensee guarantees performance by the Affiliate.  If MEE has a claim arising under this Agreement against an Affiliate, MEE may seek a remedy directly against Licensee and may, but is not is not required to, seek a remedy against the Affiliate.  Any termination of the Agreement under Article 8 as to Licensee also constitutes termination as to any Affiliates.

2.3                   No Implied Licenses.  This Agreement confers no license or rights by implication, estoppel or otherwise under any other patent applications or patents owned in whole or in part by MEE.

2.4                   Reserved Rights.  The licenses granted by MEE are subject to the following reserved rights.

2.4.1         The rights of the United States of America, as set forth in Public laws 96-517 and 98-620, the regulations promulgated thereunder, and the policy of any funding agencies.  Any rights granted hereunder, which are greater than permitted by Public Laws 96-517 and 98-620, are subject to modification as required to conform to the provisions of those statutes.

2.4.2         MEE’s right to make and use the Licensed Intellectual Property in the Field of Use for teaching, education and research purposes but not for use in human subjects, clinical trials or for diagnostic purposes involving human subjects.

2.4.3         In the event that any academic, governmental or not-for-profit organization contacts MEE with a request to make and use Licensed Intellectual Property for non-commercial research purposes in the Field of Use or to conduct any clinical trials in human subjects in the Field of Use for any Licensed Gene Sequence using the Licensed Intellectual Property for non-commercial research purposes, MEE shall refer such third party to Licensee, and Licensee shall review and consider all such third party requests in good faith.  Notwithstanding the foregoing, in the event that any academic, governmental or not-for-profit organization contacts MEE with a request to make and use Licensed Intellectual Property for non-commercial research purposes in the Field of Use, but not to conduct any clinical trials in humans subjects in the Field of Use, MEE may directly license the Licensed Intellectual Property to such organization for non-commercial research purposes in the Field of Use using the Approved MTA (as defined below). After the Effective Date, the parties shall cooperate in good faith to develop a mutually-acceptable form of material transfer agreement (the “Approved MTA”) with terms and conditions reasonably acceptable to each party and consistent with the terms of this Section 2.4.3, for MEE to use to directly license Licensed Intellectual Property to third party academic, governmental or not-for-profit entities in accordance with this Section 2.4.3. For clarity, MEE shall not grant any such licenses until the parties agree on the Approved MTA. Within ten (10) days after the end of each Calendar Quarter, MEE shall provide a list to Licensee of each license granted during such Calendar Quarter using the Approved MTA, including the name of the applicable academic, governmental or not-for-profit organization and a description of the research being conducted by such organization.

2.5                   Sublicensing.  Licensee and any Sublicensee has the right to grant sublicenses under this Agreement consistent with the terms and conditions of this Agreement.  Licensee remains responsible for the operations of any Sublicensee under this Agreement, as if the operations were carried out by Licensee.

2.5.1         Notice.  Licensee shall promptly notify MEE in writing of the identity of any new Sublicensee.

2.5.2         Form and Content of Sublicenses.  Licensee shall issue any sublicense(s) granted by it under this Agreement in writing and shall attach a copy of this Agreement to all sublicenses. Licensee shall include the equivalent of at least the following provisions in all sublicenses:

(a)         Sublicensee shall report annually to Licensee on its operations under the sublicense.

(b)         Sublicensee shall make payments due to Licensee in relation to Net Sales of Licensed Products in a timely manner, so that Licensee may comply with its obligations to make payments to MEE as set forth in Articles 3 and 4 of this Agreement.

(c)          The terms and conditions of Section 2.4 (Reserved Rights), this Section 2.5 (Sublicensing), Sections 5.4 (U.S. Manufacture) and 5.5 (Other Government Laws) of this Agreement are binding on the Sublicensee. In addition, each sublicense agreement entered into by Licensee will include terms and conditions that impose upon the Sublicensee obligations that are consistent with the following: Sections 4.2.1 (Books and Records) and 4.2.2 (Inspections), Section 5.6 (Patent Marking) Section 5.7 (Publicity), Section 5.8 (Confidentiality), Article 6 (Patent Preparation, Filing, Prosecution and Maintenance), Article 7 (Patent Infringement and Enforcement), Section 8.4.5 (Termination — Sublicense

Survival), Article 9 (Indemnification, Defense and Insurance), and Article 10 (Disclaimer of Warranties; Limitation of Liability).

2.5.3         Copies of Sublicenses to MEE.  Licensee shall forward to MEE a copy of any and all fully executed sublicenses (which copy may be redacted to remove provisions which are not necessary to monitor compliance with this Section 2.5).  Such copy shall be postmarked within thirty (30) days of the execution of the sublicense.  Licensee shall also forward to MEE [***] a copy of the reports received by Licensee from its Sublicensee during the preceding [***] month period under the sublicenses as shall be pertinent to (1) its operations under the sublicense and (2) a royalty accounting under the sublicense agreement.

2.5.4         Licensee’s Continuing Obligations.  Nothing is Section 2.5 may be construed to relieve Licensee of its obligations to MEE under this Agreement, including but not limited to Licensee’s obligations under Article 9.

Article 3 — Consideration - Amounts and Time for Payment

In partial consideration of the rights granted by MEE to Licensee under this Agreement, Licensee shall make the following payments to MEE according to this Article 3 and Article 4, on behalf of itself, any Affiliate(s) or Sublicensee(s).

3.1                 Reimbursements and Other Financial Consideration

3.1.1         Past Patent Expenses.  Within [***] days after the Effective Date, Licensee shall reimburse MEE for [***] percent ([***]%) of the out-of-pocket expenses incurred and paid by MEE before the Effective Date for filing, prosecuting, maintaining and enforcing the Patent Rights.  Licensee acknowledges that the total amount of these patent expenses is [***] dollars (US$[***]), and thus the [***]% portion to be reimbursed by Licensee is [***] dollars (US$[***]).  In the event that MEE obtains additional third party licensees under the Patent Rights, Licensee’s [***]% share of expenses to be paid hereunder shall be reduced pro-rata to reflect the pro-rata share among all then-current licensees under the Patent Rights and Licensee shall be permitted to set off the amount of any such reduction against any payments owed to MEE by Licensee under Section 3.1.2.

3.1.2         Future Patent Expenses.  Licensee shall pay all out-of-pocket patent expenses incurred or paid by MEE on or after the Effective Date for filing, prosecuting, and maintaining the Patent Rights according to Article 6; provided, however, if MEE licenses any Patent Right or grants an option to acquire a license under any Patent Right to one or more third parties, Licensee shall only be responsible for its pro rata portion of all such out-of-pocket patent expenses based on the number of Licensed Gene Sequences and exercisable Target Option under this Agreement compared to the total number of genes with respect to which MEE has granted licenses or options to acquire a license under such Patent Right.  Licensee shall pay MEE within [***]

[***]  Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

days after MEE mails Licensee an invoice that documents the out-of-pocket expenses incurred or paid by MEE during the period being invoiced and states the total amount owed to MEE.

3.1.3         License Fee.  Licensee shall pay to MEE a non-creditable, non-refundable license fee in the sum of [***] dollars (US$[***]), which is due and payable to MEE within [***] days of the Effective Date of the Agreement.

3.1.4         License Maintenance Fees.  Beginning on the first anniversary of the Effective Date and on each year thereafter Licensee shall pay MEE a non-creditable, non-refundable license maintenance royalty fee of [***] dollars (US$[***]).  For each Licensed Gene Sequence other than [***], on each anniversary of the Effective Date after Licensee exercised a Target Option with respect to such Licensed Gene Sequence, Licensee shall pay MEE a non-creditable, non-refundable license maintenance royalty fee of (i) if the Prevalence of such Licensed Gene Sequence is Niche, [***] dollars (US$[***]), (ii) if the Prevalence of such Licensed Gene Sequence is Rare, [***] dollars (US$[***]), or (iii) if the Prevalence of such Licensed Gene Sequence is Common, [***] dollars (US$[***]).

3.1.5         Development Milestone Payments.  With respect to each Licensed Gene Sequence, Licensee shall make the following milestone payments based on the Prevalence of such Licensed Gene Sequence to MEE within [***] days of the first achievement of the following events by Licensee or an Affiliate or a Sublicensee of Licensee.  Each milestone payment shall be payable [***] per Licensed Gene Sequence, upon the [***] of such milestone and no amount shall be due for subsequent or repeated achievements of such milestone.

Development Milestone Payment
Prevalence of Licensed Gene Sequence:
	Development Milestone Event	Niche		Rare		Common
(i)	[***]	$	[***]	$	[***]	$	[***]
(ii)	[***]	$	[***]	$	[***]	$	[***]
(iii)	[***]	$	[***]	$	[***]	$	[***]
(iv)	[***]	$	[***]	$	[***]	$	[***]
(v)	[***]	$	[***]	$	[***]	$	[***]
(vi)	[***]	$	[***]	$	[***]	$	[***]
(vii)	[***]	$	[***]	$	[***]	$	[***]
(viii)	[***]	$	[***]	$	[***]	$	[***]
(ix)	[***]	$	[***]	$	[***]	$	[***]
(x)	[***]	$	[***]	$	[***]	$	[***]

3.1.6         Sales Milestone Payments.  With respect to each Licensed Gene Sequence, Licensee shall make the following milestone payments based on the Prevalence of such

[***]  Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Licensed Gene Sequence to MEE within [***] days of the end of the calendar year in which any of the following events first occur. Each milestone payment shall be payable [***] per Licensed Gene Sequence, upon [***] achievement of such milestone and no amount shall be due for subsequent or repeated achievements of such milestone.

Sales Milestone Payment
Prevalence of Licensed Gene Sequence:
	Sales Milestone Event	Niche		Rare		Common
(i)	[***]	$	[***]	$	[***]	$	[***]
(ii)	[***]	$	[***]	$	[***]	$	[***]
(iii)	[***]	$	[***]	$	[***]	$	[***]

3.1.7         Royalties.  With respect to each Licensed Gene Sequence, Licensee shall pay MEE the following royalties on annual worldwide Net Sales of Licensed Products for such Licensed Gene Sequence by Licensee, Affiliates and Sublicensees as follows:

(a)         [***] percent ([***]%) of the portion of Net Sales of Licensed Products for a Licensed Gene Sequence less than [***] dollars (US$[***]) in a single calendar year;

(b)         [***] percent ([***]%) of the portion of Net Sales of Licensed Products for a Licensed Gene Sequence greater than or equal to [***] dollars (US$[***]) and less than or equal to [***] dollars (US$[***]) in a single calendar year;

(c)          [***] percent ([***]%) of the portion of Net Sales of Licensed Products for a Licensed Gene Sequence greater than [***] dollars (US$[***]) and less than or equal to [***] dollars (US$[***]) in a single calendar year;

(d)         [***] percent ([***]%) of the portion of Net Sales of Licensed Products for a Licensed Gene Sequence greater than [***] dollars (US$[***]) and less than or equal to [***] dollars (US$[***]) in a single calendar year;

(e)          [***] percent ([***]%) of the portion of Net Sales of Licensed Products for a Licensed Gene Sequence greater than [***] dollars (US$[***]) and less than or equal to [***] dollars (US$[***]) in a single calendar year; and

(f)           [***] percent ([***]%) of the portion of Net Sales of Licensed Products for a Licensed Gene Sequence greater than [***] dollars (US$[***]).

3.1.8         Sublicensing or Partnering Income.

(a)         Sublicense Income Payments. Licensee shall pay MEE a percent of all types of payments and consideration received from a third party, including but not limited to sublicense issue fees, upfront payments, option fee or option rights payments,

[***]  Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

option exercise payments, development milestone payments (subject to Section 3.1.8(d)), sales milestone payments (subject to Section 3.1.8(d)), annual payments or maintenance fees, technology access fees, and any other similar license, assignment or option fees or payments made by Sublicensees to, and received by, Licensee or an Affiliate in consideration for any Sublicense (“Sublicense Income”) as set forth below (each such percentage payment a “Sublicense Income Payment”):

(i)                                     [***] percent ([***]%) of Sublicense Income attributable to a Licensed Product received between the Effective Date and[***];

(ii)                                  [***] percent ([***]%) of Sublicense Income attributable to a Licensed Product received between [***];

(iii)                               [***] ([***]%) of Sublicense Income attributable to a Licensed Product received between [***]; and

(iv)                              [***] ([***]%) of Sublicense Income attributable to a Licensed Product received after [***].

(b)         Exclusions. Excluded from Sublicense Income with respect to which Licensee must pay such percentage pursuant to this Section 3.1.8 are fees or payments for services rendered, reimbursements of R&D expenses (including fully-burdened internal costs and overhead if such costs and overhead was paid by a Sublicensee to Licensee) or patent expenses, payments for equity or debt (provided that such portion that represents a premium in excess of the fair market value for any equity or debt securities shall not be excluded), and royalty payments [***] received by Licensee or an Affiliate with respect to the sale of Licensed Products.  Licensee shall pay such percentage to MEE within [***] days of each Calendar Quarter in which the applicable Sublicense Income is received by Licensee or its Affiliate.

(c)          Allocation. In the event any Sublicense is part of a broader overall transaction that, in addition to including a Sublicense under the Patent Rights, also includes the grant of an exclusive commercial license, sublicense, or transfer, or an option to acquire an exclusive commercial license, sublicense or transfer, of commercial rights owned by Licensee or an Affiliate or granted to Licensee or an Affiliate by a third party, then Licensee shall be entitled to determine in good faith and on a reasonable basis the allocation of the relative value of any payments under such Sublicense to be attributed to the sublicense of the Patent Rights granted to Licensee under this Agreement as part of the overall transaction and only such allocated portion of payments shall be included in Sublicense Income under this Section 3.1.8.  The Licensee shall include in the applicable written report due under Section 4.1 such allocation and the justification therefor in reasonable detail.  In the event that MEE disagrees with the Licensee’s allocation as set forth in such report, MEE may bring the issue to dispute resolution under the provisions of Article 14.

[***]  Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

(d)         No Double Dipping. Notwithstanding anything to the contrary in this Section 3.1.8, (i) Licensee shall be entitled to deduct from any Sublicense Income Payment payable to MEE based on a development milestone payment paid by a Sublicensee to Licensee with respect to a Licensed Gene Sequence the amount of any development milestone payment previously or concurrently paid by Licensee to MEE with respect to such Licensed Gene Sequence pursuant to Section 3.1.5, and (ii) Licensee shall be entitled to deduct from any Sublicense Income Payment payable to MEE based on a sales milestone payment paid by a Sublicensee to Licensee with respect to a Licensed Gene Sequence the amount of any sales milestone payment previously or concurrently paid by Licensee to MEE with respect to such Licensed Gene Sequence pursuant to Section 3.1.6; provided, however, that any amount paid to MEE pursuant to Section 3.1.5 or Section 3.1.6 may be deducted from Sublicense Income Payments only once.

3.1.9         Option Exercise Fee. Upon Licensee’s exercise of a Target Option in accordance with Section 12.2 with respect to a Reserved Target Sequence or Substitute Reserved Target Sequence, Licensee shall pay to MEE a non-creditable, non-refundable option exercise fee in the sum of (i) if the Prevalence of such Reserved Target Sequence or Substitute Reserved Target Sequence is Niche, [***] dollars (US$[***]), (ii) if the Prevalence of such Reserved Target Sequence or Substitute Reserved Target Sequence is Rare, [***] dollars (US$[***]), or (iii) if the Prevalence of such Reserved Target Sequence or Substitute Reserved Target Sequence is Common, [***] dollars (US$[***]) (the “Option Exercise Fee”).

3.1.10  Option Maintenance Fee. Licensee shall pay an option maintenance fee to MEE during the Option Exercise Period as follows:  (i) [***] dollars (US$[***]) for each Target Option exercisable as of the Effective Date, (ii) within [***] days of the first anniversary of the Effective Date, [***] dollars (US$[***]) for each Target Option that remains exercisable as of such first anniversary date, and (iii) within [***] days of the second anniversary of the Effective Date, [***] dollars (US$[***]) for each Target Option that remains exercisable as of such second anniversary date.

3.2                   Waiver or Deferral.  Waiver or deferral by MEE of any payment owed under Section 3.1 may not be construed as a waiver or deferral of any subsequent payment owed by Licensee to MEE.

3.3                   Combination Products.  A “Combination Product” means any biopharmaceutical product that consists of (i) a component that is a Licensed Product and one or more other active ingredients, products or components sold as a single formulation or (ii) any combination of a Licensed Product sold together with one or more other products or components for a single invoiced price. If a Licensed Product is sold as part of a Combination Product in a country in the Territory, Net Sales for the Licensed Product included in such Combination Product in such country shall be calculated as follows:

(a)                     If the Licensed Product is sold separately in such country and the other active ingredient(s), product(s) or component(s) in the Combination Product are sold

[***]  Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.
Confidential treatment has been requested with respect to the omitted portions.

separately in such country, Net Sales for the Licensed Product shall be calculated by [***];

(b)                     If the Licensed Product is sold separately in such country but the other active ingredient(s), product(s) or component(s) in the Combination Product are not sold separately in such country, Net Sales for the Licensed Product shall be calculated by [***];

(c)                      If the Licensed Product is not sold separately in such country but the other active ingredient(s), product(s) or component(s) in the Combinations Product are sold separately in such country, Net Sales for the Licensed Product shall be calculated by [***]; or

(d)                     If neither the Licensed Product nor the other active ingredient(s), product(s) or component(s) in the Combination Product are sold separately in such country, the parties shall determine Net Sales for the Licensed Product in such Combination Product by [***].

3.4                   Third Party Royalty Offsets.  Licensee may reduce the amount of royalties payable under Section 3.1.7 with respect to any Licensed Product on a country-by-country basis by [***] percent ([***]%) of the amounts payable by Licensee or any Affiliate or Sublicensee to any third party in consideration for a license, granted after the Effective Date, to any rights under any third party patent, patent application or know-how or to any other intellectual property covering the composition of matter of, or the method of use or manufacture of a Licensed Product, which is necessary in order to have freedom of operation to manufacture, use or sell the Licensed Product in such country; provided, however, that the royalties payable under Section 3.1.7 with respect to such Licensed Product on a country-by-country basis for any Calendar Quarter shall not be reduced below [***] percent ([***]%) of the amounts set forth in Section 3.1.7 by applying the reduction set forth in this Section 3.4; and provided, further, that if any of such amounts cannot be offset against royalties due with respect to such Licensed Product for any Calendar Quarter due to the preceding proviso, such unused amount may be carried forward and offset against royalties due with respect to such Licensed Product in future Calendar Quarters.

3.5                   Expiration of Patents.  Licensee’s obligation to pay royalties to MEE under Section 3.1.7 shall commence on a Licensed Product-by-Licensed Product and country-by-country basis upon [***] and shall terminate upon [***].

Article 4 — Royalty Reports, Payments and Financial Records

4.1                   Royalty Reports.  Within [***] days after March 31, June 30, September 30 and December 31, of each year in which this Agreement is in effect following First Commercial Sale of a Licensed Product in any country, Licensee shall deliver to MEE full, true and accurate reports of its activities and those of its Affiliates or Sublicensee(s), if any, relating to the sale of Licensed Products and any Sublicense Income received during the preceding

[***]  Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.
Confidential treatment has been requested with respect to the omitted portions.

three month period (each such three month period, a “Calendar Quarter”).  These reports must include the following with respect to the preceding Calendar Quarter:

[***]

With each report, Licensee shall pay to MEE the royalties accrued during the preceding Calendar Quarter.  If no royalties are due, Licensee shall so report.  If multiple Licensed Products are covered by the license granted under this Agreement, Licensee shall separately identify Net Sales of each Licensed Product in the royalty report.

4.2                   Record Keeping.

4.2.1         Books and Records.  Licensee shall keep, and shall require its Affiliates and Sublicensees to keep, true books of account containing an accurate record (together with supporting documentation) of all data necessary for determining the amounts payable to MEE for a period of [***] years following the end of the calendar year to which they pertain.  Licensee shall keep it records at its principal place of business or the principal place of business of the appropriate division of Licensee to which this Agreement relates and shall require its Affiliates and Sublicenses to keep their books and records in the same manner.

4.2.2         Inspections.  In order for MEE to determine the correctness of any report or payment made under this Agreement, Licensee shall make its records available to MEE for inspection in accordance with this Section 4.2.2 for a period of [***] years following the end of the calendar year to which they pertain.  Licensee shall also require any Affiliates or Sublicensees to make their records available for inspection by MEE, in the same manner as provided in this Section 4.2.2.

[***] per calendar year, MEE may inspect the records during regular business hours by a certified public accountant selected by MEE and reasonably acceptable to the licensed entity whose records are being inspected; provided, however, MEE may only inspect any specific records [***].  In conducting inspections under this Section 4.2.2, Licensee agrees that MEE’s accountant may have access to all records which MEE reasonably believes to be relevant to calculating royalties owed to MEE under Article 3.  Licensee may require the accountant to sign a customary nondisclosure agreement prior to undertaking any such inspection, and any and all books, records, reports and other documents inspected by such accountant shall be deemed Licensee’s Confidential Information.

If the inspections shows an underpayment of any payment owed to MEE under Article 3, Licensee shall pay MEE the unpaid amounts due hereunder, plus interest as set forth in Section 4.5, within [***] days after receiving a written audit report from the accountant. MEE is responsible for the cost of any inspection, unless the examination shows an underreporting in excess of [***] percent ([***]%) for any twelve (12) month period, in which case Licensee shall reimburse MEE for the cost of the inspection within [***] days of receipt of an invoice.

[***]  Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.
Confidential treatment has been requested with respect to the omitted portions.

4.3                   Form of Payments and Taxes.  Licensee must make all payments to be made to MEE in Boston, Massachusetts, or at such other place or in such other way as MEE may reasonably designate.  Payments may be paid by check made payable to Massachusetts Eye and Ear and sent to:

Director

Intellectual Property & Commercial Ventures

Massachusetts Eye and Ear

243 Charles Street

Boston, MA 02114

or by wire transfer, using the following information:

[***]

Licensee shall pay all amounts payable to MEE under this Agreement in United States funds without deduction for taxes, exchange, collection or other charges that may be imposed by any country or political subdivision with respect to any amounts payable to MEE under this Agreement.  Licensee is responsible for paying, or ensuring payment of, such taxes, exchange, collection or other charges.

4.4                   Currency Conversion.  If any currency conversion is required in connection with any payment owed to MEE, the conversion will be made at the buying rate for the transfer of such other currency as quoted by the Wall Street Journal on the last business day of the applicable accounting period in the case of any payment payable with respect to a specified accounting period or, in the case of any other payment, the last business day before the date the payment is due.

4.5                   Interest.  Any payment owed to MEE under this Agreement that is not made when due will accrue interest beginning on the first day following the due date specified in Article 3 or Article 4.  The interest will be calculated at the annual rate of the sum of (a) [***] percent ([***]%) plus (b), the prime interest rate quoted by Bank of America on the date the payment is due, the interest being compounded on the last day of each Calendar Quarter.  However, the annual rate may not exceed the maximum legal interest rate allowed in Massachusetts.  The payment of interest as required by this Section 4.5 does not foreclose MEE from exercising any other rights or remedies it has as a consequence of the lateness of any payment.

Article 5 — Operations under the License

5.1                   Diligence Obligations.

5.1.1                     General Obligations.  Licensee shall use Commercially Reasonable Efforts to, either itself or through Affiliates or Sublicensees, develop and commercialize Licensed

[***]  Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.
Confidential treatment has been requested with respect to the omitted portions.

Products in satisfaction of each of the requirements of Section 5.1.2 below, and to market and sell at least one Licensed Product for each Licensed Gene Sequence as soon as reasonably practicable.  After commercial launch, Licensee shall continue to use Commercially Reasonable Efforts to market, sell and keep Licensed Products available to the public [***] (each a “Major Market”); provided, however, for each such market other than the [***], in the event that Licensee can demonstrate that, on the basis of credible scientific evidence and, if pricing approval has not yet been received in such market, credible market analysis, the product of (a) [***], multiplied by (b) [***], Licensee shall no longer have the obligation to pursue commercialization in such market.

5.1.2                     Development Plan.  Within [***] days after the Effective Date, Licensee shall provide MEE with a bona fide written development plan that describes Licensee’s plan for bringing the subject matter of the Licensed Intellectual Property to practical application (“Development Plan”).  The Development Plan must set forth the particular Licensed Products and practical applications of Licensed Products that Licensee initially intends to develop and cite Licensee’s specific goals and objectives for the ensuing year for developing the Licensed Product; provided, however that, notwithstanding the content or limited scope of any such Development Plan, in order to satisfy the diligence obligations of Licensee under this Agreement, Licensee shall use Commercially Reasonable Efforts to achieve the following minimum objectives for development and commercial diligence under this Agreement in accordance with the timings as stated below. Licensee shall, either directly or through its Affiliate(s) or Sublicensee(s), use Commercially Reasonable Efforts to proceed with the development and commercialization of at least one Licensed Product for each Licensed Gene Sequence in the Field of Use, as follows:

[***]

In the event that, despite the continuous use of Commercially Reasonable Efforts by Licensee (or by its Sublicensee or Affiliate, as applicable), Licensee becomes aware that, due to any relevant key scientific, regulatory, safety, development, regulatory or commercial challenges beyond the reasonable control of Licensee, any of the above development or regulatory or commercial launch milestone dates as stated in this Section 5.1.2 or in the Development Plan will not be achieved, Licensee will notify MEE in writing in advance of such failure to achieve the expected development or regulatory or commercial launch milestone dates, and the parties will confer in good faith to discuss a revised development plan in order to overcome such challenges or obstacles.  In the event that Licensee, after such discussions proposes in good-faith a revised Development Plan that is reasonably acceptable to MEE, in view of the applicable challenges and obstacles, Licensee shall have the right to continue under the exclusive license granted, and if Licensee continuously and fully adheres to such revised Development Plan using at all times its Commercially Reasonable Efforts, then the failure to meet any of the timing obligations stated above in this Section 5.1.2 or in the Development Plan will not, in and of itself and without any other failure, be considered to be a failure to satisfy the diligence obligations of Licensee

[***]  Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.
Confidential treatment has been requested with respect to the omitted portions.

under this Agreement.  Licensee shall be permitted to propose a revised Development Plan under this paragraph only once for each Licensed Product under this Agreement, and in the event that Licensee then fails to continuously and fully adhere to such revised Development Plan using at all times its Commercially Reasonable Efforts, such failure will be deemed a material breach of this Agreement.

5.1.3                     Development and Commercialization Reports.  On or before [***] of the Effective Date, Licensee shall provide to MEE a written report describing the efforts by Licensee, or any Affiliates or Sublicensees, to bring one or more Licensed Products to the marketplace.  The report must be in sufficient detail to permit MEE to monitor Licensee’s compliance with the due diligence provisions of this Agreement. Licensee shall include at least the following in these reports: (a) a summary of Licensee’s progress toward meeting the goals and objectives that had been established for the previous year; and (b) a summary of Licensees goals and objectives for the ensuing year for developing and commercializing Licensed Intellectual Property including an identification of additional Licensed Products that Licensee intends to develop, if any.

5.2                   Support Agreement. After the Effective Date, the parties will discuss in good faith having [***] enter into a support agreement with [***] not to exceed [***] of time in total per year, and [***]. During the Term, upon the request of [***].

5.3                   Regulatory. MEE will endeavor in good faith to assist Licensee in providing the documentation related to any Licensed Product to Regulatory Authorities as described in Section 5.2 above under any Support Agreement entered into between the parties on the terms and conditions described in Section 5.2.

5.4                   U.S. Manufacture.  Unless waived, Licensee shall manufacture Licensed Products leased, used or sold in the United States substantially in the United States as required by 35 U.S.C. 204 and 37 C.F.R. 401 et. seq., as amended.  Licensee shall also require any Affiliate(s) or Sublicensee(s) to comply with this U.S. manufacture requirement.

5.5                   Other Government Laws.  Licensee shall comply with, and ensure that its’ Affiliates and Sublicensees comply with, all government statutes and regulations that relate to Licensed Products.  These include but are not limited to FDA statutes and regulations, the Export Administration Act of 1979, as amended, codified in 50 App. U.S.C. 2041 et seq. and the regulations promulgated thereunder or other applicable export statutes or regulations.

5.6                   Patent Marking.  Licensee shall mark, and shall require its Sublicensees and Affiliates to mark, all Licensed Products sold in the United States with the word “Patent” and the number or numbers of the Patent Rights applicable to the Licensed Product.

5.7                   Publicity - Use of Name.  Licensee, its’ Affiliate and Sublicensees are not permitted to use the name of “Massachusetts Eye and Ear Infirmary” or any variation, adaptation, or abbreviation thereof, its related entities or its employees, or any adaptations thereof, in any advertising, promotional or sales literature, or in any securities report required by the Securities and Exchange Commission (except as required by law), without the prior written consent of MEE in each case.  However Licensee may (a) refer to publications in the

[***]  Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.
Confidential treatment has been requested with respect to the omitted portions.

scientific literature by employees of MEE or (b) state that a license from MEE has been granted as provided in this Agreement.

5.8                   Confidentiality.

5.8.1                     Non-Disclosure Obligation. Each party agrees, during the term of this Agreement, and for [***] years thereafter, to employ all reasonable efforts to maintain the other party’s Confidential Information secret and confidential, such efforts to be no less than the degree of care employed by such party to preserve and safeguard its own confidential information.  The Receiving Party shall not use the Disclosing Party’s Confidential Information for any purpose other than as expressly permitted under this Agreement and shall not be disclose or reveal the Disclosing Party’s Confidential Information to anyone except employees or agents of or consultants to the Receiving Party or its Affiliates who have a need to know the information and who have entered into a secrecy agreement with the Receiving Party or its applicable Affiliate under which such employees, agents, or consultants are required to maintain confidential the information and such employees, agents, or consultants shall be advised by the Receiving Party of the confidential nature of the Confidential Information and that the Confidential Information shall be treated accordingly.  The Receiving Party’s obligations under this Section 5.8.1 shall not extend to any part of the Disclosing Party’s Confidential Information:

(a)                     that can be demonstrated to have been in the public domain or publicly known and readily available to the trade or the public prior to the date of the disclosure; or

(b)                     that can be demonstrated, from written records to have been in the Receiving Party’s possession or readily available to the recipient from another source not under obligation of secrecy to the Disclosing Party prior to the disclosure; or

(c)                      that becomes part of the public domain or publicly known by publication or otherwise, not due to any unauthorized act by the Receiving Party; or

(d)                     that is demonstrated from written records to have been developed by or for the Licensee without reference to confidential information disclosed by the MEE; or

(e)                      that is required to be disclosed by law, government regulation or court order; provided, however, that the Receiving Party uses reasonable efforts to restrict disclosure and to obtain confidential treatment.

5.8.2                     Exceptions. Notwithstanding the obligations of confidentiality and non-use set forth in Section 5.8.1, the Receiving Party may provide the Disclosing Party’s Confidential Information as may be reasonably required in order to perform its obligations and to exploit its rights under this Agreement and specifically to (i) Regulatory Authorities or other governmental authorities in order to obtain patents or perform its obligations

[***]  Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.
Confidential treatment has been requested with respect to the omitted portions.

or exploit its rights under this Agreement, provided that such Confidential Information shall be disclosed only to the extent reasonably necessary to do so; (ii) the extent required by applicable law, including by the rules or regulations of the United States Securities and Exchange Commission or similar regulatory agency in a country other than the United States or of any stock exchange or listing entity; and (iii) (a) any bona fide actual or prospective underwriters, investors, lenders or acquirers of the Receiving Party or substantially all its assets and to consultants and advisors of such third party, and (b) any bona fide actual or prospective collaborators or strategic partners and to consultants and advisors of such third party, in each case of (a) and (b) on a need-to-know basis only, during bona fide business discussions provided that the receiving party of such information is under an obligation or confidentiality with respect to such information that is no less stringent than the terms of this Section 5.8.  If the Receiving Party is required by applicable law to disclose the Disclosing Party’s Confidential Information that is subject to the non-disclosure provisions of Section 5.8.1, the Receiving Party shall promptly inform the Disclosing Party of the disclosure that is being sought in order to provide the Disclosing Party an opportunity to challenge or limit the disclosure.  Confidential Information that is required to be disclosed by applicable law shall remain otherwise subject to the confidentiality and non-use provisions of Section 5.8.1.  If either party concludes that a copy of any of this Agreement must be filed with the United States Securities and Exchange Commission or similar regulatory agency in a country other than the United States, such party shall provide the other party with a copy of the Agreement showing any provisions hereof as to which the party proposes to request confidential treatment, shall provide the other party with an opportunity to comment on any such proposed redactions and to suggest additional redactions, and shall take such party’s comments into consideration before filing such agreement.

5.8.3                     Publication. Licensee may publish manuscripts, abstracts or the like describing the Patent Rights and inventions contained therein, provided that MEE’s Confidential Information is not included without first obtaining written approval from MEE to include such Confidential Information, such approval not to be unreasonably withheld.

Article 6 — Patent Preparation, Filing, Prosecution and Maintenance

6.1                   Responsibility.  MEE, in its sole discretion, is responsible for preparing, filing, prosecuting and maintaining the patent applications and patents included within the Patent Rights.  For purposes of this Agreement, patent prosecution includes ex parte prosecution, interference proceedings, reissues, reexaminations and oppositions.  As long as the license remains exclusive, MEE shall provide, or cause its agent to provide, copies of relevant correspondence between MEE and the United States Patent Office or the various foreign patent offices and give Licensee reasonable opportunity to advise MEE or MEE’s counsel on such matters.  Licensee designates the following individual or department for receiving the patent-related correspondence.

Selecta Biosciences, Inc.

480 Arsenal Street, Building One

Watertown, MA 02472

Attention:  General Counsel

Upon Licensee’s request, MEE shall be available to consult with Licensee on matters relating to preparing, filing, prosecuting or maintaining any of the applications or patents within the Patent Rights, which matters may be of particular interest to Licensee, and shall consider any comments received from Licensee with respect thereto in good faith.  MEE shall consider the legitimate interests of Licensee in performing its responsibility under this Section 6.1.  MEE designates the following individual or department to receive such requests by Licensee.

Director

Intellectual Property & Commercial Ventures

Massachusetts Eye and Ear

243 Charles Street

Boston, MA 02114

6.2                   Cooperation.  Licensee shall cooperate with MEE in preparing, filing, prosecuting and maintaining the patent applications and patents within the Patent Rights.  Licensee shall provide prompt notice to MEE of any matter that comes to its attention that may affect the patentability, validity or enforceability of any patent application or patent within the Patent Rights.

6.3                   Relinquishing Rights.  Licensee may surrender its licenses under any of the patents or patent applications within the Patent Rights in any country of the Territory by giving [***] days advance written notice to MEE.  However, if Licensee is surrendering any patent or application within the Patent Rights on which an interference proceeding or opposition has been declared or filed, the notice period is [***] days.  If Licensee so surrenders its rights, it will remain responsible for all patent-related expenses incurred by MEE during the applicable notice period.  Thereafter, Licensee will have no further obligation to pay any patent expenses for the patents or patent applications that it surrendered.  Notwithstanding the foregoing, if such surrender results in termination of all rights under this Agreement, then the termination notice provision in Section 8.3, below, shall apply.

Article 7 - Patent Infringement and Enforcement

7.1                   Notice.  If at any time during the term of this Agreement, Licensee becomes aware of an apparent Substantial Infringement (as defined in Section 7.2) in a particular country of a patent within the Patent Rights, it will promptly notify MEE.

7.2                   Action by MEE.

7.2.1         Procedure.  MEE is responsible for enforcing its Patent Rights and prosecuting apparent infringers when, in its judgment, such action may be reasonably necessary and justified.  Licensee may request MEE to take steps to protect the Patent Rights from an apparent infringement.  However, before MEE must respond to the request, Licensee shall supply MEE [***] (“Substantial Infringement”).

7.2.2         MEE’s Right to Enforce. MEE has [***] months from the date of receiving satisfactory written evidence from Licensee of a Substantial Infringement to decide whether it will seek to terminate the Substantial Infringement.  MEE shall give Licensee notice of its decision by the end of this [***]-month period.  If MEE notifies Licensee that it intends to enforce the Patent Rights against the alleged infringer, then MEE has [***] months from the date of its notice to Licensee to either (a) cause the Substantial Infringement to terminate or (b) initiate legal proceedings against the infringer.  If any such suit is brought by MEE in its own name, or jointly with licensee if required by law, it will be at MEE’s expense and on its own behalf, but MEE shall not be obligated to bring more than one such suit at a time.

7.2.3         Licensee’s Right to Join.  Licensee independently has the right to join any legal proceeding brought by MEE under this Section 7.2 and fund [***] percent ([***]%) of the cost of the legal proceeding from the date of joining; provided, however, if one or more third parties join such legal proceeding, Licensee shall only be responsible for funding its pro rata portion of the cost of the legal proceeding based on allocating an equal portion of such expenses to Licensee, MEE and each such third party.  If Licensee elects to join as a party plaintiff pursuant to this Section 7.2.2, Licensee may jointly participate in the action with MEE, but MEE’s counsel will be lead counsel.

7.3                   Action by Licensee.

7.3.1  Procedure.  If MEE notifies Licensee within the first [***]-month period that it does not intend to prosecute the Substantial Infringement or, if MEE fails to cause the Substantial Infringement to terminate or bring legal proceeding to compel termination within [***] months of the date of its notice to Licensee, then Licensee may initiate legal proceedings against the alleged infringer, at Licensee’s expense according to the terms of this Section 7.3. Before Licensee commences any legal proceeding with respect to the Substantial Infringement, Licensee shall consider in good faith the views of MEE, particularly as they relate to the potential effects on the public interest.  If requested by Licensee, MEE will join such proceeding as a party-plaintiff if such joinder is required by law to maintain standing, at Licensee’s expense.

7.3.2         MEE’s Right To Join.  MEE independently has the right to join any legal proceeding brought by Licensee under this Section 7.3 and fund [***] percent ([***]%) of the cost of the legal proceeding from the date of joining.  If MEE elects to join as a party plaintiff pursuant to this Section 7.3, MEE may jointly participate in the action with Licensee, but Licensee’s counsel will be lead counsel.

7.3.3         Reduction of Royalties.  If Licensee initiates legal proceedings under this Section 7.3 in any country and MEE does not independently join the proceeding, Licensee may deduct up to [***] percent ([***]%) of Licensee’s documented costs and

[***]  Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.
Confidential treatment has been requested with respect to the omitted portions.

expenses of the proceeding (including reasonable attorney fees) from the royalties payable to MEE under Section 3.1.7 of this Agreement with respect to sales of Licensed Products covered by the patent(s)-in suit.  However, Licensee may not reduce MEE’s royalty payments in any Calendar Quarter by more than [***] percent ([***]%) of the amount otherwise due under Section 3.1.7.  If [***] percent ([***]%) of Licensee’s costs and expenses exceed the amount of royalties deducted by Licensee for any Calendar Quarter, Licensee may, to that extent, reduce the royalties due to MEE in succeeding Calendar Quarters for so long as Licensee is actively engaged in legal proceedings to terminate the Substantial Infringement.  However, Licensee may not reduce total royalties due to MEE in a given calendar quarter by more than [***] percent ([***]%). Licensee’s right to reduce royalty payments to MEE under this Section 7.3.3 applies only for so long as the Substantial Infringement continues.

7.3.4         Settlement.  Regardless of whether MEE is joined or joins any legal proceeding initiated by Licensee, no settlement, consent judgment or other voluntary final disposition of the legal proceeding may be entered into without the consent of MEE.

7.4                   Cooperation.  If one party initiates legal proceedings to enforce the Patent Rights pursuant to this Article 7, the other party shall cooperate with and supply all assistance reasonably requested by the party initiating the proceedings, at the initiating party’s request and expense.

7.5                   Distribution of Amounts Paid by Third Parties.  In any legal proceeding brought by MEE under Section 7.2 and funded solely by MEE, any damages or other amounts recovered as a result of the proceeding will be retained by MEE.  In any other legal proceeding, any damages or other amounts will be distributed as follows.  The damages or other amounts will first be used to reimburse Licensee and MEE for litigation costs not paid from royalties, then to reimburse MEE a sum equivalent to the total amount of royalties and minimum royalties deducted by Licensee under Section 7.3.3 and then to Licensee to the extent such damages are allocable to lost sales of Licensed Products by Licensee, Affiliates or Sublicensees.  The balance, if any, will be divided equally between the parties.

7.6                   Declaratory Judgment Actions.  In the event that any third party initiates a declaratory judgment action alleging the invalidity or unenforceability of the Patent Rights, or if any third party brings an infringement action against Licensee or its Affiliates or Sublicensees because of the exercise of the rights granted Licensee under this Agreement, then Licensee shall have the right to defend such action under its own control and at its own expense; provided, however, that MEE shall have the right to intervene and assume sole control of such defense, at its own expense.  Licensee shall not enter into any settlement, consent judgment or other voluntary final disposition of any action under this Section 7.6 without the consent of MEE, which consent shall not be unreasonably withheld unless the settlement includes any express or implied admission of liability or wrongdoing on MEE’s part, in which case MEE’s right to grant or deny consent is absolute and at its sole discretion.  Any recovery shall be first applied to reimburse each party pro rata for any out-

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of pocket expenses it may have incurred with respect to defense of such action and the remainder shall be retained entirely by the party controlling the action; provided, however, that any recovery for infringement will be distributed as described in Section 7.5.

Article 8 — Term and Termination

8.1                   Term.  Unless terminated earlier under the provisions of this Agreement, the term of this Agreement (the “Term”) will expire on the expiration date of the last to expire of Valid Claims within the Patent Rights.

8.2                   Termination by MEE.  MEE has the right to immediately terminate this Agreement (such termination in the entirety with respect to all Licensed Gene Sequences or in-part with respect to the applicable Licensed Gene Sequence(s) and all licenses granted hereunder with respect to the relevant Licensed Gene Sequences, as set forth for each case below), by providing Licensee with written notice of termination upon the occurrence of any of the following events.

8.2.1         In-part on a Licensed Gene Sequence-by-Licensed Gene Sequence basis, if Licensee fails to pay on schedule any milestone or royalty or other payment with respect to such Licensed Gene Sequence that has become due and is payable under Articles 3 or 4 of this Agreement and has not cured the default by making the required payment, together with interest due, within [***] days of receiving a written notice of default from MEE requesting such payment.

8.2.2         (a) In the entirety, if Licensee materially breaches its obligations or any representation, warranty or covenant made under Section 5.8, Article 9 or Article 11 of this Agreement or materially breaches any of its diligence obligations under Section 5.1 with respect to more than one Licensed Gene Sequence, and (b) in-part on a Licensed Gene Sequence-by-Licensed Gene Sequence basis, if Licensee materially breaches any of its diligence obligations under Section 5.1 with respect to such Licensed Gene Sequence, in each case, unless Licensee has cured the breach within [***] days of receiving written notice from MEE specifying the nature of the breach; provided, however, if Licensee disputes whether a breach of this Agreement has occurred or whether a breach of this Agreement is a material breach and initiates the dispute resolution procedure set forth in Article 14 or initiates a legal action to resolve such dispute, such [***] day period shall be tolled until such dispute is resolved through the procedure set forth in Article 14 or in an unappealable decision by a court of competent jurisdiction or an appealable decision of a court of competent jurisdiction that has not been appealed in the time allowed for an appeal in such legal action; and provided, further, if such material breach is of Section 5.1 and if such breach remains uncured following such cure period, MEE may elect to, in its sole discretion, in lieu of termination, convert the license with respect to each applicable Licensed Gene Sequence to a non-exclusive license by providing Licensee with written notice of such conversion.

[***]  Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.
Confidential treatment has been requested with respect to the omitted portions.

8.2.3         In the entirety, if Licensee or any of its Affiliates or Sublicensees under the Patent Rights initiates or participates in any legal, administrative or declaratory action or proceeding in any jurisdiction that seeks to challenge the validity or enforceability of any of the Patent Rights.

8.2.4         In the entirety, if Licensee materially breaches any of its obligations to procure and maintain insurance under Section 9.3, unless Licensee has cured the breach within [***] days of receiving written notice from MEE specifying the nature of the breach.

8.2.5         In the entirety, if an executive officer of the Licensee is convicted of a felony relating to the manufacture, use, sale or importation of Licensed Products.

8.2.6         In the entirety, if Licensee becomes insolvent or has a petition in bankruptcy filed for or against it, unless (a) Licensee provides reasonable evidence to MEE showing that it is no longer insolvent within [***] days of receiving such termination notice from MEE or (b) such bankruptcy petition is dismissed or resolved within [***] days of being filed.

8.3                   Termination by Licensee.  Licensee has the right to terminate this Agreement in its entirety or on a Licensed Gene Sequence-by-Licensed Gene Sequence basis without cause by giving MEE ninety (90) days prior written notice.

8.4                   Effect of Termination.

8.4.1         Termination in Entirety.  Upon termination of this Agreement with respect to all Licensed Gene Sequences, the Agreement shall be terminated in its entirety.

8.4.2         No release.  Upon termination of this Agreement for any reason, nothing in this Agreement may be construed to release either party from any obligation that matured prior to the effective date of the termination.

8.4.3         Survival.  The provisions of Article 4 (Royalty Reports, Payments and Financial Records), Section 5.7 (Publicity — Use of Name), Section 5.8 (Confidentiality), Section 8.4 (Effect of Termination), Article 9 (Indemnification, Defense and Insurance), Article 10 (Disclaimer of Warranties; Limitation of Liability) and Article 14 (Dispute Resolution) survive termination or expiration of this Agreement. The provisions of Section 2.1 (License Grants) and Section 2.2 (Affiliates) shall survive expiration, but not termination, of this Agreement.

8.4.4         Inventory.  Licensee and any Affiliate(s) may, after the effective date of termination for a Licensed Gene Sequence, sell all Licensed Products for such Licensed Gene Sequence that are in inventory as of the date of written notice of termination, and complete and sell Licensed Products for such Licensed Gene Sequence which the licensed entity(ies) can clearly demonstrate were in the process of manufacture as of the date of written notice of termination, provided that Licensee shall pay to MEE the

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Confidential treatment has been requested with respect to the omitted portions.

royalties thereon as required by Article 3 and shall submit the reports required by Article 4 on the sales of Licensed Products.

8.4.5         Sublicense Survival.  In the event of any termination of this Agreement with respect to a Licensed Gene Sequence, where such termination has not been caused by any action or inaction on the part of any Sublicensee of such Licensed Gene Sequence or by any material breach by such Sublicensee of its obligations under its Sublicense from Licensee, such termination of this Agreement shall be without prejudice to the rights of each non-breaching Sublicensee of such Licensed Gene Sequence of Licensee, and MEE shall enter into a license agreement directly with each such Sublicensee (the “Replacement License Agreement”) on substantially the same terms and conditions as those set forth in this Agreement; provided, however, that (a) the Replacement License Agreement shall provide that in no event shall such Sublicensee be liable to MEE for any actual or alleged default by Licensee of this Agreement, (b) the scope and territory of the license grant under the Replacement License Agreement shall be the same as that granted by Licensee to such Sublicensee pursuant to the Sublicense between Licensee and such Sublicensee, (c) the financial terms of any Replacement License Agreement shall be such that MEE shall receive the same consideration that it would have received under this Agreement had it not been terminated, and (d) MEE shall not have any obligations under the Replacement License Agreement that are greater than or inconsistent with the obligations of MEE under this Agreement.  Each such Sublicensee of Licensee shall be deemed a third party beneficiary of this Section 8.4.5 with the right to enforce it directly against MEE.

8.5                   Conversion to Non-exclusive License.  Upon an election by MEE (at its sole discretion) to convert the exclusive license granted under this Agreement with respect to a Licensed Gene Sequence to a non-exclusive license pursuant to Section 8.2.2, this Agreement is automatically amended as follows with respect to any such Licensed Gene Sequence; (a) the exclusive license of Section 2.1 becomes a non-exclusive license and all payment obligations of Licensee under Article 3 with respect to such Licensed Gene Sequence shall be reduced by [***] percent [***]%) from the amounts that would otherwise be applicable, (b) Licensee loses the right to grant any further sublicenses not already granted as of the date of such conversion under Section 2.5, (c) the obligations under Sections 5.1 and 5.4 shall continue to apply in full force and effect, (d) Licensee has no further rights under Section 6.1, 6.2 and 6.3, and (e) MEE has the sole right to pursue apparent infringements and the terms of Article 7 no longer apply.

Article 9 — Indemnification, Defense and Insurance

9.1                     Indemnification. Licensee shall indemnify, defend and hold harmless the MEE and its trustees, officers, medical and professional staff, employees and agents and their respective successors, heirs and assigns (the “Indemnitees”), against any liability, damage, loss or expense (including reasonable attorney’s fees and expenses of litigation) incurred by or imposed upon the Indemnitees or any one of them in connection with any claims, suits,

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actions, judgments or demands brought by a third party arising out of any theory of liability (including, but not limited to, actions in the form of contract, tort, warranty, or strict liability) concerning any Licensed Product or Licensed Process made, used or sold by Licensee or its Affiliates or Sublicensees or any right or license granted under this Agreement. Licensee’s indemnification under this Section 9.1 shall not apply to liability, damage, loss or expense to the extent that it is directly attributable to the gross negligence, reckless misconduct or intentional misconduct of the Indemnitees.

9.2                   Defense. Licensee agrees, at its own expense, to provide attorneys reasonably acceptable to the MEE to defend against any actions brought or filed against any party indemnified hereunder with respect to the subject of indemnity contained herein, whether or not such actions are rightfully brought.

9.3                   Insurance. Beginning no later than the time any Licensed Product or Licensed Process is being commercially distributed or sold (other than for the purpose of obtaining regulatory approvals) by Licensee, any Affiliate or Sublicensee, or any agent thereof, Licensee shall, at its own cost and expense procure and maintain Commercial General Liability (CGL) insurance or other coverage reasonably acceptable to MEE in amounts not less than $[***] per incident or occurrence and $[***] annual aggregate and naming the Indemnitees as additional insureds.  Such CGL or other insurance shall provide:

(a)                     Product liability coverage, and

(b)                     Contractual liability coverage for Licensee’s indemnification under Section 9.1 of this Agreement.

If Licensee elects to self-insure all or parts of the limits described above (including deductibles or retentions which are in excess of $[***] annual aggregate) such self-insurance program must be acceptable to MEE and CRICO.  The minimum amount of insurance coverage required under this Section 9.3 shall not be construed to create a limit of Licensee’s liability with respect to its indemnification under Section 9.1 of this Agreement.  Licensee shall provide the MEE with written evidence of such insurance upon request of MEE.  Licensee shall provide MEE with written notice at least fifteen (15) days prior to the cancellation, non-renewal or material change in such insurance. Licensee shall maintain such CGL or other insurance during the period that any such Licensed Product or Licensed Process is being commercially distributed or sold (other than for the purpose of obtaining regulatory approvals) by Licensee, any Affiliate or Sublicensee, or any agent thereof of Licensee, and for a reasonable period thereafter, which in no event shall be less than fifteen (15) years.

Article 10 — Disclaimer of Warranties; Limitation of Liability

10.1            MEE MAKES NO WARRANTY, EXPRESS OR IMPLIED, INCLUDING, WITHOUT LIMITATION, ANY IMPLIED WARRANTIES OF MERCHANTABILITY OR OF FITNESS FOR A PARTICULAR PURPOSE WITH RESPECT TO ANY PATENT,

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TRADEMARK, SOFTWARE, NON-PUBLIC OR OTHER INFORMATION, OR TANGIBLE RESEARCH PROPERTY, LICENSED OR OTHERWISE PROVIDED TO LICENSEE HEREUNDER AND HEREBY DISCLAIMS THE SAME.

10.2            MEE DOES NOT WARRANT THE VALIDITY OF THE PATENT RIGHTS LICENSED HEREUNDER AND MAKES NO REPRESENTATION WHATSOEVER WITH REGARD TO THE SCOPE OF THE LICENSED PATENT RIGHTS OR THAT SUCH PATENT RIGHTS MAY BE EXPLOITED BY LICENSEE, AFFILIATE OR SUBLICENSEE WITHOUT INFRINGING OTHER PATENTS.

10.3            EXCEPT WITH RESPECT TO ANY BREACH OF ARTICLE 12 OR OF SECTION 5.8 AND NOTWITHSTANDING ANYTHING IN THIS AGREEMENT OR OTHERWISE, NEITHER PARTY, NOR THEIR DIRECTORS, OFFICERS, EMPLOYEES, AGENTS, SHALL BE LIABLE TO THE OTHER WITH RESPECT TO ANY SUBJECT MATTER OF THIS AGREEMENT FOR ANY INDIRECT, PUNITIVE, SPECIAL OR CONSEQUENTIAL DAMAGES, INCLUDING INCIDENTAL, ECONOMIC DAMAGES OR LOST PROFITS, EVEN IF SUCH PARTY HAS BEEN INFORMED, SHOULD HAVE KNOWN OR IN FACT KNEW OF THE POSSIBILITY OF SUCH DAMAGES.

Article 11 — Representations and Warranties

11.1            Licensee’s Representations and Warranties.  Licensee represents and warrants to MEE that: (a) it is and shall be at all times during the Term a valid legal entity existing under the law of its state with the power to own all of its properties and assets and to carry on its business as it is currently being conducted; (b) the execution and delivery of this Agreement has been duly authorized and no further approval, corporate or otherwise, is required in order to execute this valid, binding and enforceable Agreement; and (c) its execution, delivery, and performance of this Agreement shall not conflict in any material fashion with the terms of any other agreement or instrument to which it is or becomes a party or by which it is or becomes bound.

11.2            MEE’s Representations and Warranties.  MEE represents and warrants to Licensee that: (a) it is and shall be at all times during the Term a valid legal entity existing under the law of its state with the power to own all of its properties and assets and to carry on its business as it is currently being conducted; (b) the execution and delivery of this Agreement has been duly authorized and no further approval, corporate or otherwise, is required in order to execute this valid, binding and enforceable Agreement; (c) it has the right to grant the licenses granted hereunder; (d) it is the sole and exclusive owner of the Patent Rights, (e) it is not a party to any agreement that is inconsistent or conflict the rights and licenses granted to Licensee hereunder; (f) its execution, delivery and performance of this Agreement shall not conflict with the terms of any other agreement to which it is a party or by which it is bound, and (g) that there are no patents or patent applications, other than the Patent Rights, owned or otherwise controlled by MEE with an inventor who is also an inventor identified in any patent or patent application in the Patent Rights related to [***].

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Article 12 — License Options

12.1            Option Grant.  MEE hereby grants to Licensee [***] exclusive options (each, a “Target Option”), exercisable during the first [***] years of the Term (the “Option Exercise Period”), each to obtain an exclusive license under the Licensed Intellectual Property for a Reserved Target Sequence or Substitute Reserved Target Sequence in accordance with this Article 12.

12.2            Option Exercise. During the Option Exercise Period, Licensee may exercise a Target Option with respect to a Reserved Target Sequence or a Substitute Reserved Target Sequence if such Substitute Reserved Target Sequence is selected in accordance with Section 12.4 by delivering written notice to MEE setting forth such Reserved Target Sequence or Substitute Reserved Target Sequence and a good faith written estimate, substantiated by credible scientific evidence, of the prevalence of all human diseases related to such Reserved Target Sequence or Substitute Reserved Target Sequence in the United States at the time of exercise (the “Prevalence”) as either (a) less than or equal to [***] individuals (“Niche”), (b) greater than [***] individuals and less than or equal to [***] individuals (“Rare”) or (c) greater than [***] individuals (“Common”).  In the event that MEE has a good faith basis, based upon credible scientific evidence, to dispute the Prevalence as proposed by Licensee, MEE shall propose such evidence in writing to Licensee and the parties shall confer and discuss and attempt to resolve the issue for a period not to exceed thirty (30) days, in order to come to a consensus view on the applicable Prevalence.  In the event that the parties cannot agree upon the Prevalence to apply hereunder for such Reserved Target Sequence or Substitute Reserved Target Sequence, either party may bring the issue to dispute resolution under the provisions of Article 14.  Upon Licensee’s delivery of such exercise notice, approval in writing of the estimated Prevalence by MEE, and payment of the applicable Option Exercise Fee under Section 3.1.9, such Reserved Target Sequence or Substitute Reserved Target Sequence shall become a Licensed Gene Sequence under this Agreement.  The Prevalence as ultimately agreed by the parties in accordance with the process as described herein shall be the Prevalence of such Reserved Target Sequence or Substitute Reserved Target Sequence for the Term of this Agreement.

12.3            [***].

12.4            Substitute Reserved Target Sequences. If Licensee either (i) does not elect to [***] within [***] years of the Effective Date, or (ii) elects to [***] prior to the date that is [***] years of the Effective Date, Licensee shall have the right to [***] the “Substituted Target Sequence”); provided, however, that such [***] must occur prior to the date that is [***] years after the Effective Date of this Agreement.  If [***], Licensee shall be obligated to [***] with the same Prevalence under this Agreement.  If a [***] for all purposes under this Agreement and Licensee shall be obligated to [***] subject to the provisions of this Agreement, and all license rights granted to Licensee and obligations of MEE in relation to [***].

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12.5            Substitute Reserved Target Sequence List. Within [***] year of the Effective Date, the parties shall prepare a list of [***] subject to [***] (the “Substitute Reserved Target Sequence List”) in accordance with this Section 12.5.  During such [***]-year period, Licensee will have the right to nominate [***] to the Substitute Reserved Target Sequence List with respect [***] (“Available Targets”), and the parties shall reasonably cooperate to identify Available Targets from which Licensee may define the set of [***] in total which will constitute the Substitute Reserved Target Sequence List.  As part of this process to identify Available Targets, Licensee may identify to MEE [***] that Licensee is potentially interested in nominating to the Substitute Reserved Target Sequence List, and MEE shall promptly respond to Licensee in writing indicating which of such [***] (if any) are Available Targets at such time.  Licensee may repeat this process until it identifies one or more Available Targets that it is interested in adding to the Substitute Reserved Target Sequence List for a total of not more than [***] to be listed for the Substitute Reserved Target Sequence List.  Licensee may add an Available Target to the Substitute Reserved Target Sequence List by providing written notice to MEE identifying such Available Target, the [***], and upon such notification to MEE, such Available Target shall be a Substitute Reserved Target Sequence for all purposes under this Agreement and such Available Target, the [***] shall be added to the Substitute Reserved Target Sequence List. Once Licensee has designated a total of [***] Available Targets to the Substitute Reserved Target Sequence List, the parties shall attach the Substitute Reserved Target Sequence List as Schedule C to this Agreement.

Article 13 — Notices

13.1            Notices to MEE.  Unless otherwise specified in this Agreement, reports, notices and other communications from Licensee to MEE as provided hereunder must be sent to:

Director, Intellectual Property & Commercial Ventures

Massachusetts Eye and Ear

243 Charles Street

Boston, MA 02114

or other individuals or addresses as MEE subsequently furnish by written notice to Licensee.

13.2            Notices to Licensee.  Unless otherwise specified in this Agreement, reports, notices and other communications from MEE to Licensee as provided hereunder must be sent to:

Selecta Biosciences, Inc.

480 Arsenal Street, Building One

Watertown, MA 02472

Attention:  General Counsel

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or other individuals or addresses as Licensee subsequently furnish by written notice to MEE.

Article 14 — Dispute Resolution

14.1            Negotiation between the Parties.  The parties shall first attempt to resolve any controversy or dispute that arises from or under this Agreement, or any claim for a breach of the Agreement, by good faith negotiations during a [***] day period, first between their respective business development representatives and then, if necessary, between senior representatives for the parties, such as the Vice President, Research & Academic Affairs of MEE and the President of Licensee.

14.2            Non-Binding Mediation.  If the controversy or claim cannot be settled through good faith negotiation between the parties, the parties agree first to try in good faith to settle their dispute by non-binding mediation under the Mediation Rules of the American Arbitration Association, before resorting to arbitration, litigation or other dispute resolution procedure.

Article 15 - Independent Contractor

15.1            For the purpose of this Agreement and all services to be provided hereunder, both parties are and will be deemed to be, independent contractors and not agents or employees of the other.  Neither party has authority to make any statements, representations or commitments of any kind, or to take any action, that will be binding on the other party.

Article 16- Severability

16.1            If any one or more of the provisions of this Agreement is held to be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions of this Agreement will not in any way be affected or impaired thereby.

Article 17 — Force Majeure

17.1            Neither party shall be held liable or responsible to the other party nor be deemed to have defaulted under or breached this Agreement for failure or delay in fulfilling or performing any term of this Agreement when such failure or delay is caused by or results from causes beyond the reasonable control of the affected party, including without limitation, fire, floods, embargoes, war, acts of war (whether war is declared or not), insurrections, riots, civil commotions, strikes, lockouts or other labor disturbances, acts of God or acts, omissions or delays in acting by any governmental authority or the other party.  Performance shall be excused only to the extent of and during the reasonable continuance of such disability

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Article 18 - Non-Assignability

18.1            Neither this Agreement nor any part of the Agreement is assignable by either party without the express written consent of the other, which consent a party will not unreasonably withhold; provided, however, Licensee may assign this Agreement to an Affiliate or in conjunction with a merger, acquisition, change of control or sale of all or substantially all of its stock or assets to which this Agreement relates without any such written consent being required.  Any attempted assignment without such consent is void.

Article 19 - Entire Agreement

19.1            This instrument contains the entire Agreement between the parties.  No verbal agreement, conversation or representation between any officers, agents, or employees of the parties either before or after the execution of this Agreement may affect or modify any of the terms or obligations herein contained.

Article 20 - Modifications in Writing

20.1            No change, modification, extension, or waiver of this Agreement, or any of the provisions herein contained is valid unless made in writing and signed by a duly authorized representative of each party.

Article 21 - Governing Law

21.1            The validity and interpretation of this Agreement and the legal relations of the parties to it are governed by the laws of the Commonwealth of Massachusetts without regard to any choice of law principle that would dictate the application of the law of another jurisdiction.

Article 22 — Captions

22.1            The captions are provided for convenience and are not to be used in construing this Agreement.

Article 23 — Construction

23.1            The parties agree that they have participated equally in the formation of this Agreement and that the language herein should not be presumptively construed against either of them.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the date first above written.

MASSACHUSETTS EYE		SELECTA BIOSCIENCES, INC.
AND EAR INFIRMARY AND
THE SCHEPENS EYE RESEARCH
INSTITUTE, INC.

By:	/s/ Alan Long, PhD	By:	/s/ Peter Keller

Name:	Alan Long, PhD	Name:	Peter Keller

Title:	Vice President, Research and Academic Affairs	Title:	Chief Business Officer

Date:	5/17/16	Date:	May 17, 2016

SCHEDULE A

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SCHEDULE B

RESERVED TARGET SEQUENCES

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SCHEDULE C

PATENT RIGHTS

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